Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED PRECLINICAL/CLINICAL COLLABORATION AND LICENSE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED PRECLINICAL/ CLINICAL COLLABORATION AND LICENSE AGREEMENT (this “First Amendment”) dated as of November 22, 2021 (the “First Amendment Effective Date”) by and between PDS Biotechnology Corporation, a corporation organized under the laws of the state of Delaware having its place of business at 25B Vreeland Road, Florham Park, NJ 07932 (“PDS”), and FARMACORE BIOTECHNOLOGY, a company having a place of business at Avenida Doutora Nadir Aguiar, 1805, Prédio 2, Sala 304 - Ribeirão Preto SP, 14095-250, Brazil (“Farmacore”).  PDS and Farmacore may be referred to herein as a “Party” or, collectively, as “Parties.” This First Amendment amends that certain Amended and Restated Preclinical/ Clinical Collaboration and License Agreement dated as of November 30, 2020 between PDS and Farmacore (the “Agreement”) as set forth hereinafter.

WHEREAS, the Parties desire to amend the Agreement pursuant to Section 10.5 of the Agreement to modify certain matters relating to payment under the Agreement as set forth below.

NOW, THEREFORE, it is agreed and stipulated between the Parties as follows:

1.	Definitions. Capitalized terms used, but not otherwise defined, herein shall have the meanings given to them in the Agreement.

2.	Amendments to Agreement.

The current section 9.1 shall be deleted and replaced with:

9.1
Term and Expiration.  The term of this Agreement (the “Term”) shall commence on the Effective Date and, shall terminate on the earlier of either May 31, 2022 or upon the parties entering a Manufacturing and Commercialization Agreement.

3.	Governing Law. This Amendment shall by governed by the laws of the State of New Jersey.

4.
Reference to Agreement.  Upon and after the First Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of the like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended by this First Amendment.

5.
Effectiveness.  This First Amendment shall not be effective until execution and delivery of this First Amendment by both Parties hereto.  Except as specifically amended herein, the Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties hereto.

6.
No Other Waiver. Except as expressly set forth herein, the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of either Party under the Agreement, nor constitute a waiver of any provision of the Agreement.

7.
Counterparts.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this First Amendment by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this First Amendment.

IN WITNESS WHEREOF, this FIRST AMENDMENT TO AMENDED AND RESTATED PRECLINICAL/CLINICAL COLLABORATION AND LICENSE AGREEMENT is executed by the authorized representatives of the Parties to be effective as of the First Amendment Effective Date.

PDS BIOTECHNOLOGY CORPORATION		FARMACORE BIOTECHNOLOGY

By:	/s/ Frank Bedu-Addo, Ph.D.	By:	/s/ Helena Faccioli
Name:	Frank Bedu-Addo, Ph.D.	Name:	Helena Faccioli
Title:	President and CEO	Title:	CEO